Exhibit 11


                         READING & BATES CORPORATION
                               AND SUBSIDIARIES

              COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE,
                           PRIMARY AND FULLY DILUTED
              (in thousands except share and per share amounts)

                                THREE MONTHS ENDED        SIX MONTHS ENDED
                                     JUNE 30,                  JUNE 30,
                              ----------------------   ----------------------
                                 1996        1995         1996        1995
                              ----------  ----------   ----------  ----------
 PRIMARY NET INCOME (LOSS) PER SHARE:

 Weighted average number of
  common shares outstanding   62,281,169  59,737,170   62,123,924  59,725,307
                              ==========  ==========   ==========  ==========
 Net  income                  $   15,835  $    2,432   $   29,307  $    2,063

 Less dividends paid on $1.625
  Convertible Preferred Stock     (1,212)     (1,215)      (2,425)     (2,430)
                              ----------  ----------   ----------  ----------
 Adjusted net income (loss)
  applicable to common shares
  outstanding                 $   14,623  $    1,217   $   26,882  $     (367)
                              ==========  ==========   ==========  ==========
 Primary net income (loss)
  per common share            $      .23  $      .02   $      .43  $     (.01)
                              ==========  ==========   ==========  ==========

 FULLY DILUTED NET INCOME PER SHARE:

 Weighted average number of
  common shares outstanding   62,281,169         n/a   62,123,924         n/a

 Assume conversion of:
  $1.625 Convertible
  Preferred Stock              8,647,485         n/a    8,647,485         n/a
                              ----------  ----------   ----------  ----------
 Adjusted common shares
  outstanding-fully diluted   70,928,654         n/a   70,771,409         n/a
                              ==========  ==========   ==========  ==========
 Adjusted net income
  applicable to common
  shares outstanding          $   14,623  $      n/a   $   26,882  $      n/a
 Adjustments:
  Dividends paid on $1.625
   Convertible Preferred Stock     1,212         n/a        2,425         n/a
                              ----------  ----------   ----------  ----------
 Adjusted net income applicable
  to common shares outstanding
  - assuming full dilution    $   15,835  $      n/a   $   29,307  $      n/a
                              ==========  ==========   ==========  ==========
 Fully diluted net income per
  common share (considering
  only dilutive convertible
  securities)                 $      .22  $      n/a   $      .41  $      n/a
                              ==========  ==========   ==========  ==========


                          READING & BATES CORPORATION
                                AND SUBSIDIARIES

 COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE, PRIMARY AND FULLY DILUTED
                (in thousands except share and per share amounts)

                               THREE MONTHS ENDED         SIX MONTHS ENDED
                                    JUNE 30,                   JUNE 30,
                              ----------------------   ----------------------
                                 1996       1995          1996        1995
                              ----------  ----------   ----------  ----------
 FULLY DILUTED NET INCOME PER SHARE:*

 Weighted average number of
  common shares outstanding   62,281,169  59,737,170   62,123,924  59,725,307

 Assume exercise of outstanding
  stock options (based on the
  treasury stock method)       1,295,865     236,044    1,230,797     118,022

 Assume conversion of securities:
  $1.625 Convertible
    Preferred Stock            8,647,485   8,668,010    8,647,485   8,668,010
  8% Senior Subordinated
    Convertible Debentures       823,631     783,686      823,631     783,686
  8% Convertible Subordinated
    Debentures                         -      16,661            -      16,661
                              ----------  ----------   ----------  ----------
 Adjusted common shares
  outstanding-fully diluted   73,048,150  69,441,571   72,825,837  69,311,686
                              ==========  ==========   ==========  ==========
 Adjusted net income (loss)
  applicable to common
  shares outstanding          $   14,623  $    1,217   $   26,882  $     (367)
 Adjustments:
  Interest on 8% Senior
   Subordinated Convertible
   Debentures                        901         775        1,768       1,514
  Interest on 8% Convertible
   Subordinated Debentures             -         557            -       1,093
  Dividends paid on $1.625
   Convertible Preferred Stock     1,212       1,215        2,425       2,430
                              ----------  ----------   ----------  ----------
 Adjusted net income applicable
  to common shares outstanding
  - assuming full dilution    $   16,736  $    3,764   $   31,075  $    4,670
                              ==========  ==========   ==========  ==========
 Net income per common share
  - assuming full dilution
  (antidilutive)              $      .23  $      .05   $      .43  $      .07
                              ==========  ==========   ==========  ==========

 * This calculation considers all convertible securities and is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15.